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                                                                   EXHIBIT 10.11

                           GTECH HOLDINGS CORPORATION

   SCHEDULE OF RECIPIENTS OF COMPANY CONTRIBUTIONS TO INCOME DEFERRAL PLAN (1)

W. Bruce Turner
David Calabro (2)
Marc Crisafulli (3)
Jaymin Patel
Kathleen McKeough (4)
Timothy Nyman
Donald Sweitzer

(1) Sets forth individuals who are, or who were during fiscal 2005, executive officers and/or directors of GTECH Holdings Corporation ("Holdings") and, except where otherwise noted, to whose respective accounts in the Executive Income Deferral Plan, GTECH Corporation (collectively with Holdings, the "Company") made a contribution of $70,000 with respect to 2005. Effective commencing on January 1, 2004, the Company eliminated its Executive Perquisites Program, and effective commencing with respect to fiscal 2005, the Company eliminated its Supplemental Retirement Plan. In lieu of benefits that would have been offered to executive officers under these plans for fiscal 2005, the Company made contributions to the respective accounts of the executive officers in the Executive Income Deferral Plan as described above.

(2)   Scheduled to depart from the Company effective May 15, 2005.

(3)   Received $55,000 in cash in lieu of receiving $70,000 in deferred income.

(4) Departed from the Company effective December 31, 2004. Elected to receive $55,000 in cash in lieu of receiving $70,000 in deferred income contribution.